Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Tidewater Inc. (the “company”) on Form 10-K for the year ended March 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Jeffrey M. Platt, President and Chief Executive Officer, and Quinn P. Fanning, Executive Vice President and Chief Financial Officer, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company

Date:	June 12, 2017	/s/ Jeffrey M. Platt
Jeffrey M. Platt
President and Chief Executive Officer

Date:	June 12, 2017	/s/ Quinn P. Fanning
Quinn P. Fanning
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the company and will be retained by the company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Registration Statements or other documents filed with the Securities and Exchange Commission shall not incorporate this exhibit by reference, except as otherwise expressly stated in such filing.